Exhibit 99.1

GigCapital3, Inc. Announces Closing of $200,000,000 Initial Public Offering

PALO ALTO, Calif., May 18, 2020 — GigCapital3, Inc. (NYSE: GIK.U) (the “Company” or “GigCapital3”) today announced that it has completed its initial public offering of 20,000,000 units at a price of $10.00 per unit. Each unit consists of one share of common stock and three-quarters (3/4) of one redeemable warrant of the Company. Each whole warrant entitles the holder to purchase one share of common stock of the Company at a price of $11.50 per share.

The units are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “GIK.U”. Once the securities comprising the units begin separate trading, the shares and warrants are expected to be traded on the NYSE under the symbols “GIK” and “GIK.WS” respectively.

Nomura Securities International, Inc. and Oppenheimer & Co. Inc. acted as the joint lead book-running managers for the offering, and Odeon Capital Group LLC acted as co-manager for the offering. The underwriters have a 45-day option to purchase up to an additional 3,000,000 units solely to cover over-allotments, if any.

A final prospectus relating to and describing the final terms of the offering has been filed with the Securities and Exchange Commission (the “SEC”). The offering was made only by means of a prospectus, copies of which may be obtained by contacting Nomura Securities International, Inc., Attention: Equity Syndicate Department, Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316, or by telephone at 212-667-9000, or by email at equitysyndicateamericas@nomura.com; or Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com. Copies of the registration statement can also be accessed through the SEC’s website at www.sec.gov. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Note Concerning Forward Looking Statements

This news release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

“Private-to-Public Equity (PPE)” and “Mentor-Investor” are trademarks of GigFounders, LLC, a member entity of GigCapital Global and the founder of GigAcquisitions3, LLC, used pursuant to agreement.

About GigCapital3

GigCapital3 is a Private-to-Public Equity (PPE)™ company, also known as a blank check company or special purpose acquisition company (SPAC), focusing on the technology, media and telecommunications (TMT) industry. It is sponsored by GigAcquisitions3, LLC, which was founded by

GigFounders, LLC, each a member entity of GigCapital Global, and formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses.

The Company intends to focus on opportunities to capitalize on the ability of its management team, particularly its executive officers, to identify, acquire and operate a business with enterprise valuations larger than $500 million in the TMT industry. In particular, it intends to target TMT and sustainable industry companies anywhere in the world that embrace today’s digital transformation and experience as a competitive advantage.

Investor Contact:

Darrow Associates, Inc.

Jim Fanucchi, (408) 404-5400

ir@gigcapital3.com